UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 26, 2004

IMPLANT SCIENCES CORPORATION

 (Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

107 Audubon Road, #5

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices, including Zip Code)

(781) 246-0700

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item  4.02                                          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(A)          Board of Directors and Management Assessment

On the evening of August 25, 2004, Implant Sciences Corporation’s (the “Company”) independent registered public accounting firm, BDO Seidman LLP, informed the Company that there was an error in the calculations of the fair value of certain warrants issued to non-employees and warrants issued in connection with the Series B and Series C preferred stock issuances, reflected in the Company’s financial statements reported on Form 10-QSB for the period ended March 31, 2004.  The calculations had erroneously assumed a tax benefit which decreased the non-cash expenses.  The Company has recalculated these non-cash items removing the previously included tax benefit.  As a result, the Company has decided to restate its financial statements as of and for the three and nine months ended March 31, 2004.

On August 26, 2004 the Company’s audit committee met and discussed with the Company’s auditors the foregoing matters.  The Company’s audit committee agreed with management’s assessment that they should restate their financial statements as of and for the three and nine months ended March 31, 2004.

The following tables summarize the impact of the adjustments described above in this Item 4.02:

	Three Months Ended		Nine Months Ended
	March 31, 2004		March 31, 2004
	As restated	As reported	As restated	As reported
Research and development	$418,000	$398,000	$1,299,000	$1,279,000
Selling, general and administrative	1,156,000	1,078,000	2,905,000	2,827,000
Total operating expenses	1,574,000	1,476,000	4,204,000	4,106,000
Loss from operations	(807,000)	(709,000)	(2,591,000)	(2,493,000)
Net loss	(839,000)	(741,000)	(2,700,000)	(2,602,000)
Preferred distribution, dividends, and accretion	(1,227,000)	(1,062,000)	(2,201,000)	(2,036,000)
Net loss applicable to common shareholders	(2,066,000)	(1,803,000)	(4,901,000)	(4,638,000)
Net loss per share - basic and diluted:
Net loss	$(0.11)	$(0.10)	$(0.38)	$(0.37)
Preferred dividend	(0.16)	(0.14)	(0.31)	(0.29)
Net loss per share applicable to common shareholders	$(0.27)	$(0.24)	$(0.69)	$(0.66)

	March 31, 2004
	As restated	As reported
5% Series C Cumulative Convertible Preferred Stock	$1,591,000	1,733,000
Additional paid-in-capital	24,079,000	23,674,000
Accumulated deficit	(17,890,000)	(17,627,000)
Total stockholders' equity	6,719,000	6,577,000

The company intends to file a 10-QSB/A on September 1, 2004.

(B)           Independent Accountant Notification

On the evening of August 25, 2004, BDO Seidman, LLP notified the Company of the events described in item (A) above.  On August 26, 2004, BDO Seidman, LLP and company management met with the Company’s Audit Committee to discuss these events as well.

BDO Seidman, LLP provided the Company and its Audit Committee with a schedule showing the impact of the error in order for the Company and the Audit Committee to assess the error.

(C)  Independent Accountant Disclosure and Letter

A copy of the independent registered public accounting firm letter required by 4.02 (c) will be supplied when received by the Company.

Item 9.01	Financial Statements and Exhibits

	Exhibit 99.1	Press Release dated September 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

Date: August 31, 2004	By:	/s/ Anthony J. Armini
Anthony J. Armini, Chief Financial Officer